Exhibit 99.1

GETTY REALTY CORP. PROVIDES UPDATE
– Enters into a Stipulation Regarding Getty Petroleum Marketing –
– Announces the Conference Call Date for its Fourth Quarter and
Full Year 2011 Financial Results -

JERICHO, NY, March 9, 2012 --- Getty Realty Corp. (NYSE-GTY) (“Getty” or the “Company”) today announced it entered into a Stipulation relating to the Chapter 11 bankruptcy proceeding initiated by Getty Petroleum Marketing (“Marketing”). The Stipulation is between the Company, Marketing, and the Official Committee of Unsecured Creditors in Marketing’s bankruptcy proceedings. The Stipulation is subject to the approval of the Bankruptcy Court at a hearing that will be held on April 2, 2012. No assurances can be given that the Stipulation will be approved by the Bankruptcy Court.

The Company wants an orderly transition of control of the properties that were previously leased to Marketing and to reposition the portfolio as quickly and efficiently as possible to maximize cash flow from these assets. The Company expects that the Stipulation, if approved by the Court, will help achieve these objectives while limiting the costs associated with potential litigation.

Marketing has paid the Company $10.3 million of approximately $19.0 million in fixed rent due to the Company for the period December 5, 2012 through March 31, 2012 and Marketing is expected to make payment to the Company of another approximately $1.5 million on or before April 1, 2012. All unpaid amounts due from Marketing under the Master Lease for periods after filing of the bankruptcy (including real estate taxes, which are not being paid by Marketing but are being advanced by the Company) become due and payable on April 30, 2012.

Additional information and details on the Stipulation are provided in the Current Report on Form 8-K filed by the Company on March 8, 2012 with the Securities and Exchange Commission (the “Form 8-K”). It can be found on the Company’s website at www.gettyrealty.com under investor relations and the SEC link. The foregoing descriptions of the Stipulation are not complete and are subject to and qualified in their entirety by reference to the Stipulation.  A copy of the Stipulation is filed as Exhibit 99.2 to the Form 8-K.

2011 Fourth Quarter and Full Year Financial Results Conference Call:

Getty Realty will release its financial results for the quarter and year ended December 31, 2011 after the market closes on Thursday, March 15, 2012.

The Company will conduct an earnings conference call on Friday, March 16, 2012 at 9:00 a.m. Eastern time.

To participate in the call, please dial (719) 457-2645 five to ten minutes before the scheduled start time and reference pass code 2962840. If you cannot participate in the live event, a replay will be available on March 16, 2012 beginning at 12 Noon Eastern Time through March 19, 2012 at 12:00 Noon Eastern Time. To access the replay, please dial (719) 457-0820 and reference pass code 2962840.

About Getty:

Getty Realty Corp. is the leading publicly-traded real estate investment trust in the United States specializing in ownership and leasing of convenience store/gas station properties and petroleum distribution terminals. The Company owns and leases approximately 1,149 properties nationwide.

Forward Looking Statements:

Certain statements in this release and the referenced Form 8-K may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When the words “believes,” “intends,” “expects,” “plans,” “projects,” “estimates” and similar expressions are used, they identify forward-looking statements. Examples of these forward looking statements include the Company’s statements regarding the Stipulation, including, but not limited to, its expectation  that entering into the Stipulation may help the Company quickly and efficiently reposition properties previously leased to Marketing and maximize cash flow from these assets, and limit costs associated with potential litigation.  These forward-looking statements are based on management’s current beliefs and assumptions and information currently available to management and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Information concerning factors that could cause the Company’s actual results to differ materially from these forward-looking statements can be found in our periodic reports filed with the Securities and Exchange Commission. We undertake no obligation to publicly release revisions to these forward-looking statements to reflect future events or circumstances or reflect the occurrence of unanticipated events.

Contact	Thomas J. Stirnweis
(516) 478-5403